SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2007

Colombia Goldfields Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

208-8 King Street East, Toronto, Ontario Canada	M5C 1B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 604-601-2040

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ExplanatoryNote

The purpose of this amendment to the Current Report on Form 8-K previously filed with the United States Securities and Exchange Commission on February 27, 2007 is to correct a typographical error.  The correct amount of financing provided by  RNC (Management) Limited provided is $700,000.

Section 1 - Registrant’s Business Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2007, we entered into a promissory note (“Note”) with our Chief Executive Officer, J.R. Martin, T.W. Lough, and RNC (Management) Limited (the “Lenders”) for the purpose of providing us with short-term financing to sustain our operations and to continue our acquisition of property interests in the Zona Alta portion of the Marmato project in Colombia. This Note is for $3,700,000 and is payable upon the completion of an ongoing private equity offering or April 15, 2007, whichever is first. Mr. Martin provided $2,000,000 of the total financing, Mr. Lough provided $1,000,000 of the total financing, and RNC (Management) Limited provided the remaining $700,000. The outstanding principal amount of this Note bears interest at a rate of ten percent (10%) per annum. In consideration of this Note, we agreed to pay each Lender a fee equal to five percent (5%) of the initial loan amount provided by the Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s James Kopperson
James Kopperson
Chief Financial Officer

Date: February 27, 2007